COMMON SHARE CERTIFICATE
                           No Par Value

                 INTERNATIONAL TRAVEL CD'S, INC.
                    -------------------------------
                      A COLORADO CORPORATION

                       CERTIFICATE NO.: 000

                       ____________ SHARES


THIS CERTIFIES THAT _____________ is the owner of ***____________*** Shares of the common stock of INTERNATIONAL TRAVEL CD'S, INC., a corporation issued under the laws of the State of Colorado, transferable on the books of the corporation by the holder thereof, in person or by a duly authorized attorney, on surrender of this certificate properly endorsed.

WITNESS the seal of the corporation and the signatures of its duly authorized officers:


DATED:
      --------------

PRESIDENT                          SECRETARY

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The shares evidenced by this certificate have not been registered under the
Securities Act of 1933 (the "Act"), as amended and have been taken by the Issuer for investment purposes. Said shares many not be sold or tranferred unless (a) they have been registered under said Act, or (b) the Company is presented with either a written opinion of counsel or a "no-action" letter from SEC, in either case in form and substance acceptable to the Company, to the effect that such registration is no required under the circumstances of sale or transfer.